                     Joint Filing Agreement

    In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the common shares of Allied Riser Communications Corporation, a Delaware corporation. The undersigned further consent and agree to the inclusion of this Agreement as an Exhibit to such Schedule 13D. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of this 6th day of December 2001.

PROVIDENCE ASSET MANAGEMENT, LLC

    /s/John G. Kopchik
By: ________________________


PENINSULA PARTNERS, LP

    /s/R. Ted Weschler
By: ________________________


SAGAMORE HILL HUB FUND, LTD

    /s/Steven Bloom
By: ________________________


CRT CAPITAL GROUP, LLC

    /s/Robert Lee
By: ________________________


JMG CAPITAL PARTNERS, LLC

    /s/Jonathan Glaser
By: ________________________


JMG TRITON OFFSHORE FUND, LTD

    /s/Jonathan Glaser
By: ________________________



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LC CAPITAL PARTNERS, LP

    /s/Steve Lampe
By: ________________________


ANGELO GORDON & CO, LLC

    /s/Michael L. Gordon
By: ________________________


MAGTEN ASSET MANAGEMENT, CORP

    /s/Robert Capozzi
By: ________________________


HBV CAPITAL MANAGEMENT, LLC

    /s/George J. Konomos
By: ______________________































03872001.AC1